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                                                                      EXHIBIT 12

                    Statement Regarding Computation of Ratios

The ratios of income to fixed charges have been computed on the basis of the total enterprise (as defined by the Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long-term and short-term borrowings, excluding or including interest on deposits as indicated below. The computations of other ratios are evident from the information presented in this Form 10-Q and the Corporation's 2000 Annual Report on Form 10-K.

BANK ONE CORPORATION and Subsidiaries
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                                Nine Months
                                                                   Ended      Year Ended     Year Ended    Year Ended    Year Ended
                                                              -------------- ------------   ------------   -----------   -----------
  (In millions, except ratios)                                     2001         2000 (1)        1999           1998          1997
                                                              -------------  ------------   ------------   -----------   -----------
EXCLUDING INTEREST ON DEPOSITS:
   Pretax income from continuing
   operations ............................................      $  3,064       $ (1,080)      $  4,974       $  4,465      $  4,427
   Earnings from unconsolidated entities
    under the equity method of accounting ................           (88)          (129)           (47)            34            (6)
   Fixed charges, excluding capitalized
    interest .............................................         3,160          5,198          3,719          3,321         3,196
                                                                --------       --------       --------       --------      --------
     Adjusted pretax earnings base .......................         6,136          3,989          8,646          7,820         7,617

Interest, excluding interest on deposits .................         3,087          5,105          3,622          3,235         3,096
Rental factor ............................................            73             93             97             90           100
Capitalized interest .....................................             4              9              2              3            (1)
                                                                --------       --------       --------       --------      --------
     Fixed charges .......................................         3,164          5,207          3,721          3,328         3,195
Consolidated ratios of earnings to fixed charges,
  excluding interest on deposits .........................           1.9x           0.8x           2.3x           2.3x          2.4x

INCLUDING INTEREST ON DEPOSITS:
   Pretax income from continuing
    operations ...........................................         3,064         (1,080)         4,974          4,465         4,427
   Earnings from unconsolidated entities
    under the equity method of accounting ................           (88)          (129)           (47)            34            (6)
   Fixed charges, excluding capitalized
    interest .............................................         7,155         11,335          8,370          8,286         8,183
                                                                --------       --------       --------       --------      --------
     Adjusted pretax earnings base .......................        10,131         10,126         13,297         12,767        12,604

Interest, including interest on deposits .................         7,082         11,242          8,273          8,177         8,084
Rental factor ............................................            73             93             97             90           100
Capitalized interest .....................................             4              9              2              3            (1)
                                                                --------       --------       --------       --------      --------
     Fixed charges .......................................         7,159         11,344          8,372          8,270         8,183
Consolidated ratios of earnings to fixed charges,
   including interest on deposits ........................           1.4x           0.9x           1.6x           1.5x          1.5x

_________
(1) Results for the year ended December 31, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $1.2 billion.

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